Exhibit 11

                              Consent of Independent Accountants

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                       CONSENT OF INDEPENDENT ACCOUNTANTS
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We hereby consent to the incorporation by reference in the Prospectus and
Statement of Additional Information constituting parts of this Post-Effective Amendment No. 23 to the registration statement on Form N-1A (the "Registration Statement") of our report dated January 21, 1998, relating to the financial statements and financial highlights appearing in the November 30, 1997 Annual Report to Shareholders of the Tax-Exempt Bond Portfolio, Mid Cap Portfolio, International Portfolio, Real Estate Securities Portfolio and Emerging Markets Bond Portfolio of The Phoenix Multi-Portfolio Fund and of our report dated January 21, 1998, relating to the financial statements and financial highlights appearing in the November 30, 1997 Annual Report to Shareholders of the Diversified Income Portfolio of The Phoenix Multi-Portfolio Fund, which are also incorporated by reference into the Registration Statement. We also consent to the reference to us under the heading "Financial Highlights" in the Prospectus and under the heading "Additional Information - Independent Accountants" in the Statement of Additional Information.




/s/ Price Waterhouse LLP
Boston, Massachusetts
March 27, 1998